Exhibit 10.5

AMENDMENT TO
UNITED COMMUNITY BANKSHARES OF FLORIDA, INC.
DIRECTORS’ STOCK OPTION PLAN

     THIS AMENDMENT to the United Community Bankshares of Florida, Inc. Directors’ Stock Option Plan (the “Amendment”) is made as of the 1st day of February, 2005.

WITNESSETH THAT:

     WHEREAS, the Board of Directors and the shareholders of United Community Bankshares of Florida, Inc. (the “Bank”) have authorized, adopted and approved an Directors’ Stock Option Plan (the “Plan”); and

     WHEREAS, the Bank desires to amend the Plan in certain respects.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

     2. Amendment of Section 4.1. Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section 4.3 of the Plan, the number of shares of Stock which may be issued and sold under the Plan pursuant to Stock Option Agreements shall not exceed Four Hundred Thirty Three Thousand Eight Hundred Twenty Four (433,824) shares.

     3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Bank has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

UNITED COMMUNITY BANKSHARES OF FLORIDA, INC.

By:	/s/ David G. Powers

David G. Powers
President and Chief Executive Officer